                                    EXHIBIT 10.13(c)

  PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
  AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE
    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL "[***]" IN THIS EXHIBIT
                      INDICATES THAT INFORMATION HAS BEEN OMITTED.

February 1, 2003

Jeff Potter
Chief Executive Officer
FRONTIER AIRLINES, INC.
Frontier Center One
7001 Tower Road
Denver, CO 80249- 7312

Re:      Letter Agreement No.1
         Mesa Air Group, Inc./Frontier Airlines, Inc.
         Regional Jet Code Share Agreement

Dear Jeff:

The following Letter Agreement No. 1 ("Letter Agreement") modifies and amends terms and conditions pursuant to which Mesa Air Group, Inc. ("Mesa") operates aircraft in service for Frontier Airlines, Inc. ("Frontier") under that certain Code Share
Agreement dated September 4, 2001, as amended (the "Code Share Agreement") between the parties.

This Letter Agreement, when agreed and executed by Mesa and Frontier, will evidence our further agreement with respect to the matters set forth below.

Should there be any inconsistency between this Letter Agreement and the Code Share
Agreement with respect to the subject matter covered by the terms hereof, then this
Letter Agreement shall prevail.
The parties intend to transition from a prorate-based compensation method to a
"revenue guarantee" compensation method. The parties expressly recognize that certain provisions contained in the Code Share Agreement are no longer applicable in light of this new methodology, and that the Code Share Agreement shall be reasonably construed in light of the new payment calculations and party responsibilities as defined herein.
The parties expressly adopt the following:  Article 16 -Indemnification; Article 17
-Insurance; 18.1 Taxes; Article 19 -Force Majeure; all other provisions shall be reasonably construed in light of this Letter Agreement.

Mesa and Frontier may execute this Letter Agreement in counterparts, including by facsimile transmission, each of which will constitute one and the same document.

All terms not defined herein shall have the same meanings as those set forth in the
Code Share Agreement.

Number and
Type of Aircraft           Four (4) CRJ-200 (the "Aircraft") currently operating under the Code Share Agreement, dated as of September 4, 2001, as amended.

Aircraft Utilization       Aircraft shall be scheduled, taking into account heavy
                           scheduled maintenance requirements.

Term                       This Letter Agreement will continue in effect until August
                           1, 2003 unless, at least sixty (60) days prior to August 1,
                           2003, the parties enter into a mutually acceptable amendment.

Compensation               (1) Fixed and Variable Costs. Frontier shall pay Mesa the
                           fixed and variable costs set forth in Exhibit A.
                           (2) Pass-though Costs. Frontier shall reimburse Mesa's
                           expenses for the pass-though costs listed on Exhibit A.
                           (3) Profit. A base profit margin of [***] percent shall be paid on all such fixed, variable and pass-through costs (the
                           "Base Profit").

Payments                   (1) Frontier shall pay Mesa monthly, in advance, the
                           estimated amount of the fixed and variable costs, Base
                           Profit and pass-through costs based on the pro rata monthly share of fixed costs together with Mesa's good faith
                           estimate of variable costs based on Frontier's scheduled
                           block hours and departures for such month (the "Estimated
                           Payment").
                           (2) Within ninety (90) days of the end of each month,
                           Frontier and Mesa shall adjust the Estimated Payment to
                           account for actual block hours flown and actual pass-though costs (the "Adjusted Payment").

Mesa Responsibilities      Mesa will at all times have operational control of the
                           Aircraft. Mesa will comply with all laws applicable to Mesa as a U.S. air carrier, including, specifically, DOT and FAA regulations. Mesa will provide all flight crews and
                           associated training. Mesa will be responsible for the
                           maintenance of the aircraft. Mesa will be responsible for
                           ground handling and station functions as agreed to by the
                           parties. Mesa will keep all books and records reasonably
                           necessary for accounting of the Code Share Agreement.

Frontier
Responsibilities           Frontier will be responsible for scheduling, reservations, marketing, ticketing and all matters related to customer
                           handling and customer service, including all DOT required
                           consumer and holding out responsibilities (except those
                           station customer handling functions specifically already
                           performed by Mesa) and Frontier will perform the ground,
                           baggage and ramp handling services at all other locations.
                           All schedules under this Letter Agreement shall be
                           consistent with prior Mesa schedules and industry practices.
                           Frontier shall provide Mesa with sixty (60) days advance
                           notice of any schedule changes.

Independent Contractor     Mesa is and will act as an independent contractor for all
                           purposes under the Code Share Agreement and is not an agent of Frontier. Frontier shall have no supervisory power or
                           control over the employees, agent of independent contractors of Mesa.

Assignment                 None of the rights or obligations established by the Code
                           Share Agreement may be assigned in whole or in part without the prior written consent of the other party; provided
                           however, that either party may assign its rights and
                           obligations to a wholly owned subsidiary or a successor
                           company though merger, asset sale, reorganization in
                           bankruptcy, or other operation of law.

Termination
for Default                A) Mesa may terminate the Code Share Agreement immediately if: (1) Frontier shall fail to make any payment when due;
                           (2) Frontier shall cease operating as an airline or have its air carrier certificate(s) revoked, (3) Frontier shall fail to perform any other obligation under the Code Share
                           Agreement which shall continue for thirty days after written notice thereof by Mesa, or (4) in the event of (i) the
                           voluntary dissolution or liquidation of Frontier or (ii)
                           Frontier shall become insolvent, or (iii) Frontier shall
                           make an assignment for the benefit of creditors, (iv)
                           Frontier shall consent to the appointment of a trustee or
                           receiver for all or a substantial portion of its business, or (v) the institution by or against Frontier of bankruptcy reorganization or insolvency proceedings, and, with respect to any involuntary case, shall not be dismissed, bonded or discharged within sixty (60) days.

                           B) Frontier may terminate the Code Share Agreement
                           immediately if: (1) Mesa shall fail to maintain the required insurances, (2) Mesa shall cease operating as an airline or have its air carrier certificate(s) revoked, (3) Mesa shall fail to perform any other obligation under the Code Share
                           Agreement which shall continue for thirty days after written notice thereof by Frontier, or (4) in the event of (i) the voluntary dissolution or liquidation of Mesa or (ii) Mesa
                           shall become insolvent, (iii) Mesa shall make an assignment for the benefit of creditors, (iv) Mesa shall consent to the appointment of a trustee or receiver for all or a
                           substantial portion of its business, or (v) the institution by or against Mesa of bankruptcy reorganization or
                           insolvency proceedings, and, with respect to any involuntary case, shall not be dismissed, bonded or discharged within
                           sixty (60) days.

If the foregoing terms are acceptable to Frontier, please have a designated representative execute this letter in the space provided below.

MESA AIR GROUP, INC.                        FRONTIER AIRLINES, INC.

/s/                                         /s/

By: Michael Lotz                            By: Jeff Potter
Title: President                            Title: Chief Executive Officer

                                       EXHIBIT A

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